UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  NOVEMBER  6,  2003


                            ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)




            DELAWARE                   0-3936                11-1826363
(State  or  other  jurisdiction     (Commission           (IRS  Employer
     of  incorporation)             File  Number)      Identification  No.)


           80  CABOT  COURT
         HAUPPAUGE,  NEW  YORK                         11788
(Address  of  principal  executive  offices)        (Zip  Code)


Registrant's  telephone  number,  including  area  code:  631-435-8300


                       NOT APPLICABLE
                       --------------
  (Former name or former address, if changed since last report)

ITEM  12.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION.

     On November 6, 2003, Orbit International Corp. ("Orbit") issued a press release announcing its operating results for its third-quarter and nine-months ended September 30, 2003. The press release contains a non-GAAP disclosure that management feels provides useful information in understanding the impact of certain non-cash items to the Company's financial statements. Orbit's press release is hereby furnished as follows:


CONTACT                         FOR  IMMEDIATE  RELEASE
-------                         -----------------------
Mitchell  Binder
Vice  President-Finance
631-435-8300


                       ORBIT INTERNATIONAL CORP. ANNOUNCES
                        STRONG EARNINGS FOR THIRD QUARTER


Hauppauge, New York, November 6, 2003-Orbit International Corp. (NASDAQ:ORBT), a manufacturer of customized electronic components, subsystems and power units today announced results for the third quarter and nine months ended September 30, 2003.

For the three months ended September 30, 2003, net sales increased 3% to $4,347,000 from $4,213,000 for the same period last year. Net income for the quarter rose 40% to $444,000 from $317,000 for the same period a year ago. Earnings per share increased to $.15 per diluted share compared to $.11 per diluted share in last year's corresponding period. During the quarter, the Company recorded net non-cash charges of approximately $88,000, principally due to the issuance of warrants to its investment banker, EarlyBirdCapital, and a non-cash income tax benefit of $100,000 related to an increase in the Company's deferred tax asset. Exclusive of these non-cash items, net income for the quarter increased to $432,000 ($.14 per diluted share) compared to $317,000 ($.11 per diluted share) for the same period a year ago.

For the nine months ended September 30, 2003, net sales increased 6% to $13,061,000 compared to $12,309,000 for the same period last year. Net income increased by 64% to $1,307,000, or $.45 per diluted share from $798,000, or $.28 per diluted share, for the prior period. During the period, the Company recorded net non-cash charges of approximately $88,000, principally due to the issuance of warrants to its investment banker, EarlyBirdCapital, and a non-cash income tax benefit of $100,000 related to an increase in the Company's deferred tax asset. Exclusive of these non-cash items, net income for the period increased to $1,295,000 ($.44 per diluted share) compared to $798,000 ($.28 per diluted share) for the same period a year ago.

The Company also announced its backlog at September 30, 2003 was approximately $9.0 million compared to $12.2 million a year ago principally due to the timing of the receipt of certain large contracts. At October 31, 2003, backlog was approximately $9.3 million compared to $11.3 million a year ago.

The Company also reported that its balance sheet continues to strengthen. At September 30, 2003, total current assets were $11.1 million versus total current liabilities of $2.5 million-a 4.5 to 1 current ratio.

Dennis Sunshine, President and Chief Executive Officer commented, "The significant increases in operating results for the third quarter and nine months ended September 30, 2003 reflect excellent results from both of our operating segments. In addition, due to product mix and continued tight management over our costs, we continue to realize improved gross margins and incremental profitability."

Sunshine added, "Both of our operating segments continue to pursue a significant amount of new business opportunities as well as repeat orders on existing business. We also continue to explore accretive acquisition opportunities that are compatible with our existing operation."

Investors  Conference  Call
---------------------------
Orbit's Chief Executive Officer, Dennis Sunshine and Chief Financial Officer, Mitchell Binder will host a conference call for investors today at 11:00 a.m.
(EST). On the call, management will review the third-quarter results; a question-and-answer period will follow.

To  access  the  conference  call,  U.S.-based  investors  should  phone:
1-888-896-0863  and  use  the  conference  code:  4275951.

Overseas investors should phone: 973-582-2703 and use the 4275951 conference code.

Investors are requested to dial in 5 to 10 minutes before the 11:00 a.m. (EST) starting time.

For those who cannot listen live, a replay will be available starting at 1:00 p.m. (EST) today and until November 8, 2003 at 6:00 p.m. (EST). For the replay, U.S.-based investors should phone: 1-877-519-4471 and use the conference code:
4275951. Overseas investors should phone: 973-341-3080 and use the 4275951 conference code.

Orbit International Corp., based in Hauppauge, is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and associated analytical equipment. The Behlman military division designs, manufactures and sells power units and electronic products for measurement and display. For a more detailed discussion of the risks inherent in the Company's business, the reader is referred to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002. The Company's web site can be visited at www.orbitintl.com.
                                                        -----------------

This  press  release  contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the significant amount of new business opportunities being pursued by both of the Company's operating segments as well as repeat orders on existing business and the Company continuing to explore accretive acquisition opportunities that are compatible with its existing operation. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual future results of the Company to be materially different from such forward looking statements. Factors that might result in such differences include, without limitation, the current economic climate and military conflicts, variable market conditions, changing needs of the defense sector and the Company's customers as well as the demands of different sellers regarding acquisition opportunities. The forward-looking statements contained in this press release speak only as of the date hereof. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.


                            ORBIT INTERNATIONAL CORP
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                 Three Months Ended    Nine Months Ended
                                   September 30          September 30

                                   2003     2002      2003      2002
                                  -------  -------  --------  --------
Net sales. . . . . . . . . . . .  $4,347   $4,213   $13,061   $12,309

Cost of sales. . . . . . . . . .   2,516    2,554     7,426     7,472
                                  -------  -------  --------  --------

Gross profit . . . . . . . . . .   1,831    1,659     5,635     4,837

Selling, general and
  administrative expenses. . . .   1,509    1,361     4,505     4,089

Interest expense . . . . . . . .       1       18         9        57

Investment and other income. . .     (23)     (37)      (86)     (107)
                                  -------  -------  --------  --------

Net income before taxes. . . . .     344      317     1,207       798

Income tax (benefit) . . . . . .    (100)       -      (100)        -
                                  -------  -------  --------  --------

Net income . . . . . . . . . . .     444      317     1,307       798



Basic earnings per share (a) . .  $ 0.16   $ 0.12   $  0.48   $  0.30

Diluted earnings per share (a) .  $ 0.15   $ 0.11   $  0.45   $  0.28


Weighted shares outstanding: (a)

  Basic. . . . . . . . . . . . .   2,745    2,637     2,703     2,637

  Diluted. . . . . . . . . . . .   3,041    2,830     2,934     2,818


(a) retroactively restated to reflect a twenty-five percent (25%) stock dividend effective August 15, 2003.



                            ORBIT INTERNATIONAL CORP
                         CONSOLIDATED BALANCE SHEET DATA


                                               9/30/03       12/31/02
                                             ------------  ------------
ASSETS
Current assets
  Cash and cash equivalents . . . . . . . .  $   662,000   $ 2,022,000
  Investments in marketable securities. . .       56,000         3,000
  Accounts receivable, less allowance
    for doubtful accounts . . . . . . . . .    2,661,000     1,355,000
  Inventories . . . . . . . . . . . . . . .    7,184,000     7,109,000
  Other current assets. . . . . . . . . . .      184,000       154,000
  Deferred tax assets . . . . . . . . . . .      390,000        75,000
                                             ------------  ------------

    Total current assets. . . . . . . . . .   11,137,000    10,718,000

Property, plant and equipment, net. . . . .      181,000       218,000
Goodwill. . . . . . . . . . . . . . . . . .      868,000       868,000
Other assets. . . . . . . . . . . . . . . .      869,000       853,000
Deferred tax assets . . . . . . . . . . . .      200,000       275,000
                                             ------------  ------------

    Total assets. . . . . . . . . . . . . .   13,255,000    12,932,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long term
    obligations . . . . . . . . . . . . . .      161,000       201,000
  Accounts payable. . . . . . . . . . . . .      955,000     1,048,000
  Notes payable . . . . . . . . . . . . . .            -       766,000
  Accrued expenses. . . . . . . . . . . . .    1,003,000     1,029,000
  Accounts payable, accrued expenses,
    and reserves applicable to discontinued
    operations. . . . . . . . . . . . . . .      257,000       555,000
  Customer advances . . . . . . . . . . . .            -        47,000
  Deferred income . . . . . . . . . . . . .       85,000        85,000
                                             ------------  ------------

    Total current liabilities . . . . . . .    2,461,000     3,731,000

Deferred income . . . . . . . . . . . . . .      705,000       769,000
Long-term obligations . . . . . . . . . . .       66,000       173,000
                                             ------------  ------------

    Total liabilities . . . . . . . . . . .    3,232,000     4,673,000

Stockholders' Equity
  Common stock. . . . . . . . . . . . . . .      402,000       391,000
  Additional paid-in capital. . . . . . . .   24,536,000    24,090,000
  Accumulated deficit . . . . . . . . . . .   (5,065,000)   (6,372,000)
  Treasury stock, at cost . . . . . . . . .   (9,850,000)   (9,850,000)
                                             ------------  ------------
    Stockholders' equity. . . . . . . . . .   10,023,000     8,259,000

    Total liabilities and
      stockholders' equity. . . . . . . . .   13,255,000    12,932,000








                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     November  6,  2003


                                      Orbit  International  Corp.


                                By:    /s/  Dennis  Sunshine
                                       ---------------------
                                       Dennis  Sunshine
                                       Chief  Executive  Officer  and  President